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                                                                     EXHIBIT 2.7
                                Lynne M. Geyser
                                Attorney at Law



                                                                   P.O. Box 4715
                                                     San Clemente, Ca 92674-4715
                                                              Phone 949-498-8061
                                                        24 Hour Phone 1-500-488-
Legal
                                                                Fax 949-498-7772

June 25, 1999                                      VIA FAX: (806) 747-0514

Patrick C. Simek, Esq.
1812 Broadway
Lubbock, TX 79401

Re: Millennia/AWS/Mace Purchase - Quaker Car Wash, Inc.
    ---------------------------------------------------

Dear Patrick:

This letter agreement is to replace, in toto, the letter I sent you dated June 22, 1999 and the letter dated June 9, 1999. This letter is to further amend the CAR WASH ASSET PURCHASE/SALE AGREEMENT ("Agreement") to correct some of the provisions set forth in the earlier May 10, 1999 letter to you. The changes hereby agreed to are as follows:

1. Item 8 of the May 10/th/ letter amending BPI Item 10: Subparagraph (b) of the third full paragraph contains a parenthetical phrase: "(unless the Issuer's Stock shall have been registered under the Act for sale prior thereto)". The foregoing parenthetical phrase is hereby deleted.

2. Seller agrees that each person who is to receive Mace stock shall execute an irrevocable twelve month proxy to Louis D. Paolino, Jr. in the form attached hereto and designated "IRREVOCABLE PROXY." The proper execution of such Proxies are a condition to the Close of this Escrow.

3. Other than as set forth herein, there are no other changes to the terms and conditions of the Agreement or the Escrow.

I believe this now reflects your understanding with Steve Prior. If you have any questions please do not hesitate to contact me. Please sign below to indicate your acceptance of this amendment. Please FedEx five (5) copies with your original signature to the Millennia home office, attention Carrie Tonini and fax one copy to me at (949) 498-7772 and one to Millennia at (760) 635-0578. Carrie or I will obtain the additional signatures required and will forward one fully signed copy to you and one to Escrow.


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Patrick Simek, Esq.
Letter Amendment
June 25, 1999
Page 2 of 3

You already have the proxy form. Please execute the proxy and deposit it directly with the Escrow, but fax a copy to me and one to Carrie.

Very truly yours,



/s/ Lynne M. Geyser
Lynne M. Geyser



APPROVED AND ACCEPTED:
Quaker Car Wash, Inc.
a Texas corporation "Seller"



By: /s/ Patrick C. Simek
   ------------------------
      Patrick C. Simek
      President


SHAREHOLDER
PATRICK C. SIMEK


    /s/ Patrick C. Simek
   -------------------------
      Patrick C. Simek [100%]


Millennia Car Wash, LLC
a Delaware limited liability company "Original Buyer-Assignor"


By: /s/ Russell B. Geyser
    ------------------------
     Russell B. Geyser
     Chairman and CEO

AMERICAN WASH SERVICES, INC.
a Delaware corporation "Buyer" And "Buyer-Assignee"
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Patrick Simek, Esq.
Letter Amendment
June 25, 1999
Page 3 of 3

By:____________________________________
Name:___________________________________
Its:______________________________________